Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-130913, 333-130912) and Form  S-8 (Nos. 333-124910, 333-120508, 333-119463, 333-56571, 333-52277, 333-143671, 333-143670, 333-151711) of Progenics Pharmaceuticals, Inc. of our report dated March  9, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form  10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 9, 2009